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                                                                    EXHIBIT 23.1



                              ACCOUNTANTS' CONSENT


Board of Directors
First National Corporation


We consent to the incorporation by reference in First National Corporation's Registration Statement on Form S-3, relating to the registration of 105,000 shares of its common stock, of our report dated February 2, 1998, which is included in First National Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to our name under the captions "Selected Financial Data" and "Experts" in the prospectus included as part of the Registration Statement.


/s/ J.W. Hunt and Company, LLP

J. W. Hunt and Company, LLP




Columbia, South Carolina
April 1, 1998